                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 29, 2003

                                  Abazias, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                           0-23532               65-0636277
(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                    File No.)          Identification No.)

                          1127 West University Avenue
                              Gainesville FL 32601
               (Address of principal executive offices) (Zip Code)

                                  352-264-9940
                        (Registrant's telephone number)

                            Hunno Technologies, Inc.
             2700 North 29th Avenue, Suite 305, Hollywood,FL 33020
         (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     (a) If, to the knowledge of management, a change in control of the registrant has occurred, state the name of the person(s) who acquired such control: At closing of the agreement described below, the following were elected officers of Abazias, Inc.: Oscar Rodriguez, President and CEO, Jesus Diaz,
Secretary and CFO, and Aaron Taravella, CIO.  All three were elected directors.

     the amount and the source of the consideration used by such person(s):
shares

     the basis of the control:  Issuance of 50,000,000 shares, constituting more than 50% of the issued and outstanding common stock

     the date and a description of the transaction(s) which resulted in the
change in control:     October 3, 2003.

The Common Stock Purchase Agreement (the "Agreement") was made and entered into as of the 3rd day of October, 2003, between Hunno Technologies, Inc., a Delaware corporation ("Buyer" or "Hunno") and Abazias Inc., an Nevada corporation
("Seller" or "Abazias"). We urge all interested parties to review this agreement which is attached as Exhibit 1.1.

Item 2. Acquisition or Disposition of Assets.

See Item 1

Item 5.

On September 29, 2003, we changed our name to Abazias, Inc.

Item 7.  EXHIBITS

     Exhibit 1.1

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Abazias, Inc. (Registrant)

Date:  October 6, 2003                    By: /s/ Oscar Rodriguez
                                                  Oscar Rodriguez, President